EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-126244 on Form S-8 of our report dated April 16, 2008, relating to the financial statements and financial statement schedules of DSW Inc., and the effectiveness of DSW Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of DSW Inc. for the year ended February 2, 2008.
/s/ DELOITTE & TOUCHE LLP
Columbus, Ohio
April 16, 2008